Exhibit 99.1
Oncothyreon Prices $40.0 Million Public Offering of Common Stock
SEATTLE, WASHINGTON — April 29, 2011 — Oncothyreon Inc. (NASDAQ: ONTY) today announced that it has priced an underwritten public offering of 10,000,000 shares of its common stock at a price to the public of $4.00 per share for gross proceeds of $40.0 million. The net proceeds from the sale of the shares, after deducting the underwriters’ discounts and other estimated offering expenses payable by Oncothyreon, will be approximately $37.4 million. Oncothyreon has also granted the underwriters a 30-day option to purchase up to an additional 15 percent of the shares of common stock offered in the public offering to cover over-allotments, if any, which would result in additional gross proceeds of approximately $6.0 million if exercised in full.
Oncothyreon currently intends to use the net proceeds of the offering to fund the development of PX-866, Oncothyreon’s PI-3 Pan-isoform irreversible Kinase inhibitor, and ONT-10, Oncothyreon’s proprietary follow-on vaccine to Stimuvax. Stimuvax, currently in a Phase 3 pivotal trial, is a vaccine for patients with non-small cell lung cancer and is partnered with Merck KGaA. The offering proceeds may also be used for general corporate purposes. The offering is expected to close on or about May 4, 2011, subject to the satisfaction of customary closing conditions.
Cowen and Company, LLC is acting as sole book-running manager for the offering, and Wedbush PacGrow Life Sciences is acting as co-manager.
A shelf registration statement (File No. 333-173227) relating to these securities was filed on April 1, 2011 and declared effective by the Securities and Exchange Commission on April 8, 2011. A preliminary prospectus supplement related to the offering was filed with the Securities and Exchange Commission on April 28, 2011. The securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Copies of the prospectus supplement and accompanying prospectus relating to the offering may be obtained, when available, from Cowen and Company, LLC (c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY, 11717, Attn: Prospectus Department, Phone: 631-274-2806, Fax: 631-254-7140). An electronic copy of the prospectus supplement and accompanying relating to the offering is available on the website of the Securities and Exchange Commission at www.sec.gov.
This press release does not constitute an offer to sell or the solicitation of offers to buy any securities of Oncothyreon, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Oncothyreon
Oncothyreon is a biotechnology company specializing in the development of innovative therapeutic products for the treatment of cancer.
Forward-Looking Statements
In order to provide Oncothyreon’s investors with an understanding of our current intentions and future prospects, this release may contain statements that are forward-looking. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include our expectations regarding future expenses, clinical development activities, the timing of clinical trial results and the use and adequacy of cash resources.
Forward-looking statements involve risks and uncertainties related to our business and the general economic environment, many beyond our control. These risks, uncertainties and other factors could cause our actual results to differ materially from those projected in forward-looking statements, including market risk, the risks associated with the costs and expenses of developing our product candidates, the adequacy of financing and cash reserves on hand, changes in general accounting policies, general economic factors, achievement of the results we anticipate from clinical trials with our products and our ability to adequately obtain and protect our intellectual property rights.
Although we believe that the forward-looking statements contained herein are reasonable, we can give no assurance that our expectations are correct. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For a detailed description of our risks and uncertainties, you are encouraged to review the official corporate documents filed with the securities regulators in the United States on U.S. EDGAR and in Canada on SEDAR. Oncothyreon does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.
Additional Information
Additional information relating to Oncothyreon can be found on U.S. EDGAR at www.sec.gov and on SEDAR at www.sedar.com.
Investor and Media Relations Contact:
Julie Rathbun
Rathbun Communications
206-769-9219
ir@oncothyreon.com
ONCOTHYREON INC. 2601 Fourth Avenue, Suite 500, Seattle, WA 98121
Tel: (206) 801-2100 Fax: (206) 801-2101
http://www.oncothyreon.com